Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: February 19, 2020

Investors & Media:	Megan Rattigan	+1 312 861 6048

JBT Corporation Reports 2019 Results and Outlook for 2020
Expects Continued Solid Performance

CHICAGO, February 19, 2020 - JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the fourth quarter and full year 2019. Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted.

"JBT posted solid growth and earnings gains in 2019 and ended the year on a positive note," said Tom Giacomini, Chairman, President, and Chief Executive Officer. "We were pleased by the substantial pickup in FoodTech orders in the fourth quarter, although we remain cautious about an environment characterized by business uncertainty. Our restructuring actions and the implementation of the JBT operating system have significantly enhanced our operational efficiency. We enjoyed continued strength across our aftermarket business and were encouraged by the contribution from recent acquisitions. AeroTech continued to capture outsized growth on the strength of new products and a healthy end market.”

Full-Year 2019
Revenue of $1.9 billion in 2019 increased 1 percent, as growth of 3 percent organically and 7 percent from acquisitions was partially offset by a 2 percent headwind from foreign exchange translation and a 7 percent decline attributable to the absence of the ASC 606 transition benefit recorded in 2018.
Full year 2019 operating income was $188.2 million and net income was $129.0 million. Adjusted EBITDA expanded 15 percent to $292.0 million, with a 180 basis point margin improvement to 15.0 percent of sales.
FoodTech revenue declined 2 percent with growth from organic revenues of 1 percent along with 8 percent growth from acquisitions partially offsetting a 3 percent headwind from foreign exchange translation and an 8 percent decline attributable to the absence of the ASC 606 transition benefit recorded in 2018. FoodTech operating profit margins expanded 140 basis points from the year-ago period to 13.9 percent in 2019, while absorbing higher acquisition-related costs. FoodTech adjusted EBITDA margins expanded 270 basis points to 19.3 percent.

AeroTech revenue increased 10 percent with growth from organic revenues of 7 percent along with 6 percent growth from acquisitions partially offsetting a 1 percent headwind from foreign exchange translation and a 2 percent decline attributable to the absence of the ASC 606 transition benefit recorded in 2018. AeroTech operating profit margins increased 130 basis points to 12.8 percent while adjusted EBITDA margins expanded 160 basis points to 13.7 percent.
Diluted earnings per share from continuing operations was $4.03 for 2019 compared with $3.24 in 2018. Adjusted earnings per share was $4.96 compared with $4.39 in the year-ago period. "Adjusted earnings per share exceeded our guidance with favorable results in income tax and interest expense," said Brian Deck, Executive Vice President and Chief Financial Officer.
Fourth Quarter 2019

Fourth quarter 2019 revenue of $545.5 million increased 1 percent, as 9 percent growth from acquisitions offset a 2 percent decline organically, a 1 percent headwind from foreign exchange translation, and a 5 percent decline attributable to the absence of the ASC 606 transition benefit recorded in the fourth quarter of 2018.

FoodTech revenue declined 2 percent with 10 percent growth from acquisitions offsetting a decline from organic revenues of 6 percent, a 2 percent headwind from foreign exchange translation and a 4 percent decline attributable to the absence of the ASC 606 transition benefit recorded in 2018.

AeroTech revenue increased 8 percent with 8 percent growth from organic revenues and 7 percent growth from acquisitions offset by a 7 percent decline attributable to the absence of the ASC 606 transition benefit recorded in 2018.

In the fourth quarter of 2019 operating income was $62.6 million, net income was $42.1 million, and adjusted EBITDA was $87.2 million. While AeroTech's margins expanded year over year in the fourth quarter of 2019, margins at FoodTech declined primarily due to higher incentive compensation expense.

Diluted earnings per share from continuing operations was $1.31 for the fourth quarter of 2019 compared with $1.34 in the fourth quarter of 2018. Adjusted earnings per share was $1.50 compared with $1.67 in the year-ago period.

Orders and Backlog

Full year 2019 orders declined 1 percent with a 1 percent increase at AeroTech offset by a 2 percent decline at FoodTech. In the fourth quarter of 2019, a 2 percent increase in orders was driven by an 8 percent year-over-year pickup at FoodTech offsetting a 14 percent decline at AeroTech. Backlog declined 1 percent at FoodTech and was flat at AeroTech.
Restructuring Program
JBT booked restructuring charges of $13.5 million in 2019. "For the year, we captured incremental savings of $28 million," added Deck. "We expect to generate additional incremental benefits of approximately $20 million in 2020, bringing total benefits, compared with our base year of 2017, to $55 million."

Outlook
For 2020, the Company anticipates revenue growth of 3 - 4 percent, comprised of approximately 1 percent organic growth and 3 percent from completed acquisitions with a 0 - 1 percent headwind from foreign exchange translation. That breaks down to flat organic performance at FoodTech and 3 - 4 percent organic growth at AeroTech. "We expect acquisitions to drive FoodTech revenue growth in the first half of 2020, with organic growth recovering in the back half of the year," added Giacomini. "We forecast strong AeroTech revenue growth for the first half of the year, with a flattish back half given tougher comparables."

JBT forecasts FoodTech operating margins of 15 - 16 percent and AeroTech operating margins of 14 - 15 percent. These forecasts equate to an Adjusted EBITDA margin of 19.5 - 20.5 percent at FoodTech and 14.5 - 15.5 percent at AeroTech. Depreciation and amortization expense is expected to be $71.0 to $73.0 million, with interest expense of $22.0 to $23.0 million and pension expense of $3.0 to $4.0 million. Corporate expense, excluding acquisition items, is forecast at 2.7 percent of revenue with a tax rate of approximately 25 percent.

For full-year 2020, the Company is forecasting net income of $159.0 to $166.0 million and adjusted EBITDA of $315.0 to $325.0 million. Diluted earnings per share from continuing operations are projected in the range of $4.95 - $5.15, or an adjusted $5.15 - $5.35 in 2020.

For the first quarter of 2020, the Company expects revenue of $440 - $445 million, reported EPS of $0.68 - $0.73, and adjusted EPS of $0.75 - $0.80.

Fourth Quarter 2019 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. ET on Thursday, February 20, 2020, to discuss fourth quarter and full year financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 4336247 or through the link on our website at https://www.jbtc.com/investors. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. ET on February 20, 2020.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 6,400 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

We provide non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or changes the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, we believe we provide a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting.
These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Revenue	$545.5	$537.3	$1,945.7	$1,919.7
Cost of sales	377.6	378.7	1,347.6	1,382.1

Gross profit	167.9	158.6	598.1	537.6
Gross profit %	30.8%	29.5%	30.7%	28.0%

Selling, general and administrative expense	103.3	85.3	396.4	346.8
Restructuring expense	2.0	14.2	13.5	47.0

Operating income	62.6	59.1	188.2	143.8
Operating income %	11.5%	11.0%	9.7%	7.5%

Pension expense, other than service cost	1.0	0.3	2.5	0.9
Net interest expense	5.4	3.4	18.8	13.9
Income from continuing operations before income taxes	56.2	55.4	166.9	129.0
Provision for income taxes	14.1	12.5	37.6	24.6
Income from continuing operations	42.1	42.9	129.3	104.4
Loss from discontinued operations, net of taxes	—	—	0.3	0.3
Net income	$42.1	$42.9	$129.0	$104.1

Basic earnings per share:
Income from continuing operations	$1.32	$1.35	$4.05	$3.27
Loss from discontinued operations	—	—	(0.01)	(0.01)
Net income	$1.32	$1.35	$4.04	$3.26

Diluted earnings per share:
Income from continuing operations	$1.31	$1.34	$4.03	$3.24
Loss from discontinued operations	—	—	(0.01)	(0.01)
Net income	$1.31	$1.34	$4.02	$3.23

Weighted average shares outstanding
Basic	31.9	31.8	31.9	31.9
Diluted	32.1	32.1	32.0	32.2

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Income from continuing operations as reported	$42.1	$42.9	$129.3	$104.4

Non-GAAP adjustments:
Restructuring expense	2.0	14.2	13.5	47.0
M&A related cost(1)	4.5	0.8	24.7	4.8
Impact on tax provision from Non-GAAP adjustments(2)	0.2	(4.1)	(7.6)	(13.6)
Impact on tax provision from mandatory repatriation	(0.8)	(0.2)	(0.8)	0.4
Impact on tax provision from rate change on deferred taxes	—	—	—	(1.5)
Adjusted income from continuing operations	$48.0	$53.6	$159.1	$141.5

Income from continuing operations as reported	$42.1	$42.9	$129.3	$104.4
Total shares and dilutive securities	32.1	32.1	32.0	32.2
Diluted earnings per share from continuing operations	$1.31	$1.34	$4.03	$3.24

Adjusted income from continuing operations	$48.0	$53.6	$159.1	$141.5
Total shares and dilutive securities	32.1	32.1	32.0	32.2
Adjusted diluted earnings per share from continuing operations	$1.50	$1.67	$4.96	$4.39

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(2)    Impact on tax provision was calculated using the Company’s annual tax rate excluding discrete adjustments of 24.5% and 26.3% for December 31, 2019 and 2018, respectively. In 2019, we have also included certain discrete adjustments related to restructuring.

The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,			As of February 19, 2020
	2019	2018	2019		2018	Outlook FY 2020

Net income	$42.1	$42.9	$129.0		$104.1	$159.0 to $166.0

Loss from discontinued operations, net of taxes	—	—	0.3		0.3	~

Income from continuing operations as reported	42.1	42.9	129.3		104.4	$159.0 to $166.0

Income tax provision	14.1	12.5	37.6	—	24.6	$52.0 to $55.0
Interest expense, net	5.4	3.4	18.8	—	13.9	$22.0 to $23.0
Depreciation and amortization	18.1	14.6	65.6		57.7	$71.0 to $73.0

EBITDA	79.7	73.4	251.3		200.6	$304.0 to $314.0

Restructuring expense	2.0	14.2	13.5		47.0	~$4.0
Pension expense, other than service cost	1.0	0.3	2.5	—	0.9	$3.0 to $4.0
M&A related costs(1)	4.5	0.8	24.7		4.8	~$4.0

Adjusted EBITDA	$87.2	$88.7	$292.0		$253.3	$315.0 to $325.0

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
JBT FoodTech	$357.2	$363.7	$1,329.4	$1,361.4
JBT AeroTech	188.1	173.5	615.9	558.1
Other revenue and intercompany eliminations	0.2	0.1	0.4	0.2
Total revenue	$545.5	$537.3	$1,945.7	$1,919.7

Income before income taxes
Segment operating profit(1)(2):
JBT FoodTech	$52.2	$58.7	$184.7	$169.5
JBT FoodTech segment operating profit %	14.6%	16.1%	13.9%	12.5%

JBT AeroTech	28.7	23.9	78.9	64.1
JBT AeroTech segment operating profit %	15.3%	13.8%	12.8%	11.5%

Total segment operating profit	80.9	82.6	263.6	233.6
Total segment operating profit %	14.8%	15.4%	13.5%	12.2%

Corporate expense	16.3	9.3	61.9	42.8
Restructuring expense	2.0	14.2	13.5	47.0
Operating income	$62.6	$59.1	$188.2	$143.8
Operating income %	11.5%	11.0%	9.7%	7.5%

Other business segment information

	Three Months Ended December 31,		Twelve Months Ended December 31,
Inbound orders	2019	2018	2019	2018
JBT FoodTech	$372.1	$345.8	$1,272.2	$1,298.7
JBT AeroTech	112.2	129.9	604.5	597.2
Intercompany eliminations/other	0.3	—	0.5	0.2
Total inbound orders	$484.6	$475.7	$1,877.2	$1,896.1

			As of December 31,
			2019	2018
Order Backlog
JBT FoodTech			$401.3	$405.4
JBT AeroTech			304.6	305.9
Total order backlog			$705.9	$711.3

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense, pension expense other than service, and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended December 31, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$52.2	$28.7	$(18.3)	$62.6
Restructuring expense	—	—	2.0	2.0
M&A related costs(1)	0.7	—	3.8	4.5
Adjusted operating profit	52.9	28.7	(12.5)	69.1
Depreciation and amortization	16.2	1.2	0.7	18.1
Adjusted EBITDA	$69.1	$29.9	$(11.8)	$87.2

Revenue	$357.2	$188.1	$0.2	$545.5
Operating profit %	14.6%	15.3%		11.5%
Adjusted operating profit %	14.8%	15.3%		12.7%
Adjusted EBITDA %	19.3%	15.9%		16.0%

	Twelve Months Ended December 31, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$184.7	$78.9	$(75.4)	$188.2
Restructuring expense	—	—	13.5	13.5
M&A related costs(1)	13.9	0.9	9.9	24.7
Adjusted operating profit	198.6	79.8	(52.0)	226.4
Depreciation and amortization	58.2	4.7	2.7	65.6
Adjusted EBITDA	$256.8	$84.5	$(49.3)	$292.0

Revenue	$1,329.4	$615.9	$0.4	$1,945.7
Operating profit %	13.9%	12.8%		9.7%
Adjusted operating profit %	14.9%	13.0%		11.6%
Adjusted EBITDA %	19.3%	13.7%		15.0%

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended December 31, 2018
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$58.7	$23.9	$(23.5)	$59.1
Restructuring expense	—	—	14.2	14.2
M&A related costs(1)	0.4	0.4	—	0.8
Adjusted operating profit	59.1	24.3	(9.3)	74.1
Depreciation and amortization	13.0	0.6	1.0	14.6
Adjusted EBITDA	$72.1	$24.9	$(8.3)	$88.7

Revenue	$363.7	$173.5	$0.1	$537.3
Operating profit %	16.1%	13.8%		11.0%
Adjusted operating profit %	16.2%	14.0%		13.8%
Adjusted EBITDA %	19.8%	14.4%		16.5%

	Twelve Months Ended December 31, 2018
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$169.5	$64.1	$(89.8)	$143.8
Restructuring expense	—	—	47.0	47.0
M&A related costs(1)	4.2	0.6	—	4.8
Adjusted operating profit	173.7	64.7	(42.8)	195.6
Depreciation and amortization	51.7	2.9	3.1	57.7
Adjusted EBITDA	$225.4	$67.6	$(39.7)	$253.3

Revenue	$1,361.4	$558.1	$0.2	$1,919.7
Operating profit %	12.5%	11.5%		7.5%
Adjusted operating profit %	12.8%	11.6%		10.2%
Adjusted EBITDA %	16.6%	12.1%		13.2%

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	December 31,	December 31,
	2019	2018

Cash and cash equivalents	$39.5	$43.0
Trade receivables, net of allowances	363.3	323.7
Inventories	245.0	206.1
Other current assets	60.4	45.7
Total current assets	708.2	618.5

Property, plant and equipment, net	265.6	239.7
Other assets	941.1	584.3
Total assets	$1,914.9	$1,442.5

Short-term debt and current portion of long-term debt	$0.9	$0.5
Accounts payable, trade and other	198.6	191.2
Advance and progress payments	107.0	145.8
Other current liabilities	168.0	147.8
Total current liabilities	474.5	485.3

Long-term debt, less current portion	698.3	387.1

Accrued pension and other post-retirement benefits, less current portion	73.9	72.5
Other liabilities	98.7	40.7

Common stock and additional paid-in capital	229.5	226.9
Retained earnings	532.8	416.5
Accumulated other comprehensive loss	(192.8)	(186.5)
Total stockholders' equity	569.5	456.9
Total Liabilities and Stockholders' Equity	$1,914.9	$1,442.5

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended December 31,
	2019	2018

Cash flows from operating activities:
Income from continuing operations	$129.3	$104.4

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	65.6	57.7
Other	44.7	(5.4)

Changes in operating assets and liabilities:
Trade accounts receivable, net	(18.8)	(7.2)
Inventories	(5.7)	(7.5)
Accounts payable, trade and other	(3.7)	35.8
Advance and progress payments	(48.7)	(0.4)
Other - assets and liabilities, net	(52.1)	(22.8)

Cash provided by continuing operating activities	110.6	154.6

Cash required by discontinued operating activities	(0.4)	(0.7)

Cash provided by operating activities	110.2	153.9

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(365.9)	(57.5)
Capital expenditures	(37.9)	(39.8)
Other	2.1	2.9

Cash required by investing activities	(401.7)	(94.4)

Cash flows provided (required) by financing activities:
Net proceeds (payments) on credit facilities	311.5	6.1
Dividends	(12.7)	(13.1)
Purchase of treasury stock	—	(20.0)
Other	(11.3)	(21.3)

Cash provided (required) by financing activities	287.5	(48.3)

Effect of foreign exchange rate changes on cash and cash equivalents	0.5	(2.2)

(Decrease) increase in cash and cash equivalents	(3.5)	9.0

Cash and cash equivalents, beginning of period	43.0	34.0

Cash and cash equivalents, end of period	$39.5	$43.0

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Twelve Months Ended December 31,
	2019	2018

Cash provided by continuing operating activities	$110.6	$154.6
Less: capital expenditures	37.9	39.8
Plus: proceeds from sale of fixed assets	2.1	2.9
Plus: pension contributions	8.0	19.5
Free cash flow (FCF)	$82.8	$137.2

The above table reports Free cash flow, which is a non-GAAP financial measure. We use Free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For Free cash flow purposes we consider contributions to pension plans to more comparable to payment of debt, and therefore exclude these contributions from the calculation of Free cash flow.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

	Guidance	Guidance
	Q1 2020	Full Year 2020

Diluted earnings per share from continuing operations	$0.68 - $0.73	$4.95 - $5.15

Non-GAAP adjustments:
Restructuring expense (1)	0.04	0.14
M&A related costs(2)	0.06	0.14

Impact on tax provision from Non-GAAP adjustments(3)	(0.03)	(0.07)

Adjusted diluted earnings per share from continuing operations	$0.75 - $0.80	$5.15 - $5.35

(1) Restructuring expense is estimated to be approximately $4-5 million for full year 2020. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $4-5 million for full year 2020. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share. Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(3) Impact on tax provision was calculated using the Company's effective tax rate of approximately 25%.

JBT CORPORATION
ADJUSTMENTS DUE TO ASC 606 BY SEGMENT FOR FISCAL YEAR 2018
(Unaudited and in millions)
	As reported
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$303.6	$361.6	$332.5	$363.7	$1,361.4
JBT AeroTech	105.6	129.5	149.5	173.5	558.1
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$409.2	$491.3	$481.9	$537.3	$1,919.7

Segment operating profit
JBT FoodTech	$21.5	$47.4	$41.9	$58.7	$169.5
JBT AeroTech	7.9	14.7	17.6	23.9	64.1
Total segment operating profit	$29.4	$62.1	$59.5	$82.6	$233.6

	Adjustments due to ASC 606
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$(51.6)	$(28.0)	$(18.2)	$(15.8)	$(113.6)
JBT AeroTech	1.1	(3.6)	0.4	(11.4)	(13.5)
Other revenue and intercompany eliminations	—	—	—	—	—
Total revenue	$(50.5)	$(31.6)	$(17.8)	$(27.2)	$(127.1)

Segment operating profit
JBT FoodTech	$(13.1)	$(6.0)	$(3.7)	$(1.2)	$(24.0)
JBT AeroTech	0.1	(1.4)	(0.4)	(2.0)	(3.7)
Total segment operating profit	$(13.0)	$(7.4)	$(4.1)	$(3.2)	$(27.7)

	Amounts without adoption
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$252.0	$333.6	$314.3	$347.9	$1,247.8
JBT AeroTech	106.7	125.9	149.9	162.1	544.6
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$358.7	$459.7	$464.1	$510.1	$1,792.6

Segment operating profit
JBT FoodTech	$8.4	$41.4	$38.2	$57.5	$145.5
JBT AeroTech	8.0	13.3	17.2	21.9	60.4
Total segment operating profit	$16.4	$54.7	$55.4	$79.4	$205.9